THE NOTES (HEREINAFTER REFERRED TO) ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY INSURED DEPOSITARY INSTITUTION OR OTHER SUBSIDIARY OF THE COMPANY (HEREINAFTER REFERRED TO) AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (THE "DEPOSITORY"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP 635405 AN 3


                            NATIONAL CITY CORPORATION
                       3.20% SENIOR NOTE DUE APRIL 1, 2008

            National City Corporation, a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on April 1, 2008 at the office or agency of the Company referred to below, and to pay interest thereon from March 10, 2003, or from the most recent date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 (each, an "Interest Payment Date") in each year, commencing on October 1, 2003, at the rate of 3.20% per annum, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date, will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided that, interest at maturity shall be payable to the Person to whom principal is payable. Any such interest not so punctually paid shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in such Indenture.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the Corporate Trust Office of the Trustee referred to on the reverse hereof, or at such office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

            This Note is one of the series of notes designated as "3.20% Senior Notes Due April 1, 2008" (the "Notes"). Reference is hereby made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

            This Security shall be governed by and construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under the corporate seal.

                                              NATIONAL CITY CORPORATION

                                              By:/s/ Thomas A. Richlovsky
                                                 -------------------------------
                                                  Treasurer

Attest:


By:  /s/ Carlton E. Langer                            [SEAL]
     ----------------------------
     Assistant Secretary

Dated:  March 10, 2003

Trustee's Certificate of Authentication: This is one of the Securities of the series designated therein, referred to in the within-mentioned Indenture.

The Bank of New York, as Trustee

By: /s/ Joseph A. Lloret
    ----------------------------
    Authorized Signatory

                            NATIONAL CITY CORPORATION
                       3.20% SENIOR NOTE DUE APRIL 1, 2008

            This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under the senior indenture (herein called the "Indenture"), dated as of April 30, 1999 between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

            Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders).

            Subject to certain exceptions requiring the consent of each Holder affected, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, and compliance by the Company with certain provisions of the Indenture and any past default under the Indenture (except a default in the payment of the principal of or interest on the Notes or in respect of a covenant or provision which under the terms of the Indenture cannot be modified or amended without the consent of each Holder affected) may be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties to the Indenture may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and provide for assumption of the Company's obligations to Holder by another Person.

            The Notes are not subject to redemption by the Company prior to maturity or to repayment at the option of the Holder before that date, and are not entitled to any sinking fund.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register, upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee, or at such office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            Beneficial interests in the Notes will be shown only on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Owners of beneficial interests in the Notes will not be entitled to receive Notes in definitive form and will not be considered Holders of Notes unless the Depository notifies the Company in writing that it is no longer willing or able to act as a depository or if the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, the Company does not appoint a successor depository within 90 days, or if the Company determines not to have the Notes represented by global Securities or an Event of Default has occurred and is continuing with respect to the Securities. In such circumstances, upon surrender by the Depository or a successor depository of the global Securities, Notes in definitive form will be issued to each beneficial owner of the related Notes in fully registered form without coupons, in minimum denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of the Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

            All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture, all indentures supplemental thereto and said Act for a statement of such terms.